EXHIBIT 10.1

AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 29th day of June, 2006, by and between SILICON VALLEY BANK (“SVB”), in its capacity as Agent (“Agent”) and as a lender, KEYBANK NATIONAL ASSOCIATION (“Key”; and collectively with SVB, the “Lenders”) and PERFICIENT, INC., PERFICIENT GENESIS, INC., PERFICIENT CANADA CORP., PERFICIENT MERITAGE, INC., PERFICIENT ZETTAWORKS, INC., PERFICIENT IPATH, INC. and PERFICIENT VIVARE, INC. (collectively, the “Existing Borrowers”) and PERFICIENT BAY STREET, LLC and PERFICIENT INSOLEXEN, LLC (collectively, the “New Borrowers;” together with the Existing Borrowers, the “Borrowers” and each, individually, a “Borrower”), jointly and severally, each with its principal place of business at 1120 S. Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746.

RECITALS

A.  Lenders and the Existing Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 3, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.  Lenders have extended credit to the Existing Borrowers, and wish to extend credit to the New Borrowers, for the purposes permitted in the Loan Agreement.

C.  Borrowers have requested that Lenders amend the Loan Agreement to (i) increase the amount available to be borrowed under the Acquisition Line, (ii) increase the amount available to be borrowed under the Revolving Line, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.  Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.  Amendments to Loan Agreement.

2.1  All references in the Loan Documents to a “Borrower” or to “Borrowers” shall mean and include each New Borrower.

2.2  Section 2.1.1 (Revolving Advances). Section 2.1.1(a) hereby is amended and restated in its entirety and replaced with the following:

“(a) Subject to the terms and conditions of this Agreement, each Lender shall, pro rata according to that Lender’s Pro Rata Share of the Committed Revolving Line, make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the outstanding principal balance of the Advances, the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and all unpaid amounts utilized for Cash Management Services. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.”

2.3  Section 2.1.1 (Revolving Advances). Section 2.1.1(b) hereby is amended and restated in its entirety and replaced with the following:

“(b) To obtain an Advance, Borrowers must deliver to Agent by facsimile by 12:00 p.m. California time at least one (1) Business Day before the Advance is to be made, the Payment/Advance Form attached as Exhibit B (a “Payment/Advance Form”). Agent shall notify Lenders of Borrowers’ request for such Advance on the date of Agent’s receipt of such request. Not later than 12:00 p.m., California time, on the date specified for any Advance (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Advance in immediately available funds available to the Agent at the Agent's office. If Borrowers satisfy the conditions for an Advance specified herein and Lenders deliver the requested funds to Agent, Agent will disburse such Advance by internal transfer to a Borrower’s deposit account with SVB on the Funding Date. Lenders may make Advances under this Agreement without instructions if the Advances are necessary to meet Obligations which have become due.”

2.4  All references to “SVB” in Section 2.1.1(c) hereby are amended and replaced with “Lenders”.

2.5  Section 2.1.1 (Revolving Advances). Section 2.1.1(d) hereby is amended and restated in its entirety and replaced with the following:

“(d) Lenders’ obligation to make Advances hereunder will terminate if, in Agent’s good faith judgment (in consultation with the Lenders), there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Agent prior to the execution of this Agreement.”

2.6  Section 2.1.3 (Acquisition Term Loan Facility). Section 2.1.3(a) hereby is amended and restated in its entirety and replaced with the following:

“(a) Subject to the terms and conditions of this Agreement, each Lender shall, pro rata according to that Lender’s Pro Rata Share of the Committed Term Loan Commitment, lend to Borrowers, from time to time prior to the Term Loan Commitment Termination Date, advances (each a “Term Loan Advance” and collectively the “Term Loan Advances”) in an aggregate amount not to exceed the Committed Term Loan Line. When repaid, the Term Loan Advances may not be re-borrowed. The proceeds of the Term Loan Advances will be sued solely to fund Permitted Acquisitions. Each Term Loan Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Lenders’ obligations to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Term Loan Commitment Termination Date.”

2.7  Section 2.1.3 (Acquisition Term Loan Facility). The second, fourth and fifth sentences of Section 2.1.3(b) are amended in their entirety and replaced with the following:

“(b) At least three (3) Business Days before the Funding Date, Agent shall notify Lenders of Borrowers’ request for such Term Loan Advance. … Not later than 12:00 p.m., California time, on the date specified for any Term Loan Advance (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Term Loan Advance in immediately available funds available to the Agent at the Agent's office. If Borrowers satisfy the conditions for a Term Loan Advance specified herein and Lenders deliver the requested funds to Agent, Agent will disburse such Term Loan Advance by internal transfer to a Borrower’s deposit account with SVB on the Funding Date. Term Loan Advances for any Permitted Acquisition may not exceed in the aggregate fifty percent (50%) of the Total Acquisition Cost for such Permitted Acquisition (which, through September 1, 2006, shall have closed no earlier than June 3, 2005 and which, thereafter, shall have closed no earlier than 90 days prior to the date of the request for the corresponding Term Loan Advance).”

2.8  Section 2.1.3 (Acquisition Term Loan Facility). Section 2.1.3(c) is amended in its entirety and replaced with the following:

“(c) Lenders’ obligations to lend the undisbursed portion of the Committed Term Loan Line will terminate if, in Agent’s good faith judgment (in consultation with the Lenders), there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Agent and the Lenders prior to the execution of this agreement.”

2.9  Section 2.2 (Overadvances). All references to “SVB” in Section 2.2 are amended and replaced with “Lenders”.

2.10  Section 2.3.2 (Committed Revolving Line). The first sentence of Section 2.3.2(a) is amended in its entirety and replaced with the following:

“Advances under the Committed Revolving Line accrue interest on the outstanding principal balance thereof at a per annum rate equal to the Prime Rate.”

In addition, all references to “SVB” in Section 2.3.2(b) are amended and replaced with “Lenders.”

2.11  Section 2.3.3 (Term Loan Payments). Section 2.3.3(a) is amended in its entirety and replaced with the following:

“(a) Principal and Interest Payments On Payment Dates. Borrowers will repay the Term Loan Advances on the terms provided herein and in the Loan Supplement. Borrowers will make payments to Agent, for the benefit of Lenders, monthly of principal in advance and/or accrued interest, as set forth herein and in the Loan Supplement, for each Term Loan Advance (collectively, “Scheduled Payments”), commencing on the first day of the next month following the Funding Date with respect to such Term Loan Advance and continuing thereafter during the Repayment Period on the first day of each calendar month (each a “Payment Date”). On each Payment date during the Interest Only Period, Borrowers shall make payments to Agent, for the benefit of Lenders, of accrued but unpaid interest only for each Term Loan Advance. Beginning on the first Payment Date following the Interest Only Period and continuing thereafter during the Repayment Period, Borrowers will pay to Agent, for the benefit of Lenders, thirty-six (36) equal installments of principal and all accrued interest for each Term Loan Advance (collectively with the interest-only payments required in the preceding sentence, each a “Term Loan Payment”). Borrowers’ final Term Loan Payment for each Term Loan Advance shall be due and payable to Agent, for the benefit of Lenders, on the Term Loan Maturity Date for such Term Loan Advance and shall include all outstanding principal and all accrued but unpaid interest for such Term Loan Advance. Payments received after 12:00 noon California time are considered received at the opening of business on the next Business Day. A Term Loan Advance may only be prepaid in accordance with Sections 2.3.3(c) and 2.3.3(d).”

2.12  Section 2.3.3 (Term Loan Payments). The first sentence of Section 2.3.3(b) is amended in its entirety and replaced with the following:

(b) Interest Rate. Borrowers will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by Agent, as of the Funding Date for each Term Loan Advance in accordance with the definition of the Basic Rate.

2.13  Section 2.3.3 (Term Loan Payments). All references to “Key” in Section 2.3.3(c) and (d) are amended and replaced with “Lenders”.

2.14  Section 2.4 (Fees). Section 2.4(a) is amended in its entirety and replaced with the following:

“(a) Term Loan Facility Fee. Borrowers will pay to Agent, for the pro rata benefit of Lenders, a fully earned, non-refundable term loan facility fee in the amount of $37,500, due on the date that Borrowers execute and deliver this Amendment to Agent.”

2.15  Section 2.4 (Fees). Section 2.4(b) is amended in its entirety and replaced with the following:

“(b) Committed Revolving Line Facility Fee. Borrowers will pay to Agent, for the pro rata benefit of Lenders, (a) a fully earned, non-refundable committed revolving line facility fee in the amount of $12,500 due on the date that Borrowers execute and deliver this Amendment to Agent, and (b) an annual facility fee on the Committed Revolving Line in the amount of $31,250 shall be payable on each anniversary of the date of this Amendment so long as Lenders have a commitment to make Advances hereunder;”

2.16  Section 2.4 (Fees). The following provision is inserted after Section 2.4(b) and before Section 2.4(c) as a new Section 2.4(c)(X):

“(X) Term Loan Facility Usage Fee. Borrowers will pay to Agent, for the pro rata benefit of Lenders, a usage fee, payable quarterly in arrears within 15 days of the end of each calendar quarter, in an amount equal to the product of .03% times the per quarter average unused portion of the Acquisition Term Loan Facility;”

2.17  Section 2.4 (Fees). The title and first sentence of Section 2.4(c) as in effect prior to the date of this Amendment is amended in its entirety and replaced with the following Section 2.4(c)(Y):

“(Y) Committed Revolving Line Facility Usage Fee. Borrowers will pay to Agent, for the pro rata benefit of Lenders, a usage fee, payable quarterly in arrears within 15 days of the end of each calendar quarter, in an amount equal to the product of .03% times the per quarter average Unused Balance.”

2.18  Section 2.4 (Fees). The following provision is inserted as new Section 2.4(e):

“(e) “Pro Rata” Fees. All references in this Section 2.4 to the payment of fees by Agent, “for the ‘pro rata’ benefit of Lenders,” shall exclude from the “pro rata” calculation the “Existing Facilities” owing to SVB, separately, as described in Section 2.1.4 of the Agreement (the “Existing Facilities”). For clarification, the Existing Facilities shall not be included as part of SVB’s Pro Rata Share of the Committed Revolving Line or the Committed Term Loan Line, for purposes of determining the amount of fees to which SVB is entitled hereunder.

2.19  Section 2.6 (Obligations of Lenders). Section 2.6 is amended in its entirety and replaced with the following:

“2.6 Obligations of Lenders; Agent’s Right to Assume Funds Available for Advances. Each Lender’s obligations hereunder, including, but not limited to, each Lender’s obligation to make Credit Extensions, are several, but not joint. Unless the Agent shall have been notified by any Lender no later than 10:00 a.m. on the Banking Day of the proposed funding by the Agent of any Loan that such Lender does not intend to make available to the Agent such Lender's portion of the total amount of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of the Loan and the Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If the Agent has made funds available to Borrowers based on such assumption and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to the Agent. The Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share or to prejudice any rights which the Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.”

2.20  Section 6.7 (Financial Covenants). New Section 6.7(d) hereby is added as follows:

“(d) Changes to GAAP Accounting Regulations. Any changes to GAAP accounting regulations including, but not limited to, changes to Statement of Financial Accounting Standards No. 141, Business Combinations, shall not impact the calculations for purposes of meeting the Financial Covenants or the Financial Covenants shall be automatically amended upon the effective date of such a new accounting pronouncement so as to nullify the impact of such a new accounting pronouncement on the calculation of the Financial Covenants.”

2.21  Section 6.12 (Permitted Acquisitions Financial Covenant). The first sentence of Section 6.12 is amended in its entirety and replaced with the following:

“As soon as available, but no later than thirty (30) days after the last day of the month during which the Acquisition Covenant Date occurs, Borrowers shall deliver to Agent, with respect to each Permitted Acquisition in connection with which any Lender has made a Credit Extension hereunder, evidence satisfactory to Agent that as of the Acquisition Covenant Date, the Person acquired in such Permitted Acquisition shall have a minimum Net Income, based on the annualized last completed fiscal quarter (prior to the closing of the Permitted Acquisition) of the Person’s historical financial statements, of no less than one dollar ($1.00), after giving effect to Pro Forma Adjustments.”

2.22  Exhibit C (Borrowing Base Certificate). The reference in Exhibit C to the Commitment Amount of “$15,000,000” shall mean and refer to $25,000,000.”

2.23  Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are added and/or amended in their entirety and replaced with the following:

“Acquisition Covenant Date” means the date ninety (90) days after any Permitted Acquisition Date (or September 1, 2006 for any Permitted Acquisition that closed prior to the date of this Amendment and after June 3, 2005).

“Basic Rate” is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a four-year term as quoted in the Wall Street Journal on the day the Loan Supplement is prepared, plus (b) three percent (3%).

“Committed Revolving Line” is a Credit Extension of up to $25,000,000.

“Committed Term Loan Line” is a Credit Extension of up to $25,000,000.

“Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States but are: (a) covered by credit insurance satisfactory to Lenders, less any deductible; or (b) supported by letter(s) of credit acceptable to Lenders; (c) that Lenders approve in writing, or (d) Accounts for which the principal place of business of the account debtor is Canada and the aggregate amount of such Accounts does not exceed $600,000.

“Interest Only Period” is 12 months from the date of this Amendment.

“Pro Rata Share” means, with respect to each Lender, the percentage of the Committed Revolving Line and the Committed Term Loan Line set forth beneath the name of that Lender on the signature page attached to this Amendment.

“Revolving Maturity Date” is June 29, 2009.

“Term Loan Commitment Termination Date” is June 29, 2008.

“Term Loan Maturity Date” is, with respect to each Term Loan Advance made during the Interest Only Period, June 29, 2010, and with respect to each Term Loan Advance made after the Interest Only Period, the third anniversary date of such Term Loan Advance, or in case of any Term Loan Advance, if earlier than the applicable date set forth above, the date of acceleration of such Term Loan Advance by Agent following an Event of Default.

3.  Limitation of Amendments.

3.1  The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2  This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.  Representations and Warranties. To induce Lenders to enter into this Amendment, Borrowers hereby represent and warrant to Lenders as follows:

4.1  Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2  Borrowers have the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3  The organizational documents of the Existing Borrowers delivered to Lenders prior to the date of this Amendment, and of the New Borrowers delivered to Agent on or before the date of this Amendment, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4  The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5  The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrowers, (b) any contractual restriction with a Person binding on Borrowers, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers, or (d) the organizational documents of Borrowers;

4.6  The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on any Borrower, except as already has been obtained or made; and

4.7  This Amendment has been duly executed and delivered by Borrowers and is the binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.  Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.  Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent of this Amendment by each party hereto, (b) delivery by the New Borrowers to Agent of their respective certified Articles or Certificate of Incorporation and good standing certificates certified by the Secretary of State of the States of each New Borrowers’ respective jurisdiction of organization (in each case as of a date no earlier than thirty (30) days prior to the date of this Amendment), (c) Agent’s receipt of certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or will be terminated or released, (d) Borrowers’ payment of a facility fee, (x) on account of the Term Loan, in an amount equal to $37,500, and (y), on account of the Committed Revolving Line, in an amount equal to $12,500, (e) the due execution and delivery to Agent of Intellectual Property Security Agreements by each New Borrower, (f) a Perfection Certificate and Joinder Agreement from each New Borrower, and (g) such other and further documents as Agent or any Lender shall reasonably request.

[Signature pages follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDERS	BORROWERS

KEYBANK NATIONAL ASSOCIATION	PERFICIENT, INC.

By: /s/ Lawrence A. Mack	By: /s/ John T. McDonald
Name: Lawrence A. Mack	Name: John T. McDonald
Title: Vice President	Title: Chairman and CEO

50% of Committed Revolving Line;	PERFICIENT GENISYS, INC.
50% of Committed Term Loan Line

By: /s/ John T. McDonald
SILICON VALLEY BANK	Name: John T. McDonald
Title: President and CEO

By: /s/ Philip A. White
Name: Philip A. White	PERFICIENT CANADA CORP.
Title: Vice President

50% of Committed Revolving Line;	By: /s/ John T. McDonald
50% of Committed Term Loan Line	Name: John T. McDonald
Title: President and CEO

AGENT
PERFICIENT MERITAGE, INC.
SILICON VALLEY BANK

By: /s/ John T. McDonald
By: /s/ Philip A. White	Name: John T. McDonald
Name: Philip A. White	Title: President and CEO
Title: Vice President

PERFICIENT ZETTAWORKS, INC.

By: /s/ John T. McDonald
Name: John T. McDonald
Title: President and CEO

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]
[Signatures Continued Next Page]

BORROWERS [Cont’d]

PERFICIENT IPATH, INC.

By: /s/ John T. McDonald
Name: John T. McDonald
Title: President and CEO

PERFICIENT VIVARE, INC.

By: /s/ John T. McDonald
Name: John T. McDonald
Title: President and CEO

PERFICIENT BAY STREET, LLC

By: /s/ John T. McDonald
Name: John T. McDonald
Title: President and CEO

PERFICIENT INSOLEXEN, LLC

By: /s/ John T. McDonald
Name: John T. McDonald
Title: President and CEO

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]